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VISUALMED initials_________ Date____________ B.S. initials________Date________
VISUALMED initials_________ Date____________ B.S. initials________Date________

                              EMPLOYMENT AGREEMENT


AGREEMENT, dated as of this 28th day of January 2000, by and between VISUALMED CLINICAL SYSTEMS INC. ("VISUALMED"), a Canadian Corporation, with its principal offices located at 391 Laurier, Montreal, Quebec, Canada, H2V 2Z6 and Barry Scharf ("B.S."), residing at 10 Malta Avenue, Dollard Des Ormeaux, Quebec, Canada, H9B 2J6. This Employment Agreement shall hereinafter be referred to as the "Agreement".


WHEREAS B.S. has been offered employment with VISUALMED;

WHEREAS B.S. has been informed by visualmed that VISUALMED markets a unique IT product intended for the health care industry;

WHEREAS B.S. has been informed by VISUALMED that VISUALMED's product is very attractive to hospitals and other health care establishments and that a number of major sales are to be concluded within the next few months;

WHEREAS VISUALMED was presented to B.S. as a very high growth company, with a product that will be in high demand in North and South America, as well as in Europe;

WHEREAS B.S. has been informed by VISUALMED that VISUALMED was to become a public company within 6 months, and that B.S. would be offered a Stock Option Plan within three (3) months after the beginning of his employment with VISUALMED;

WHEREAS,   the  above  mentioned  statements  by  VISUALMED  were  the  specific conditions that induced B.S. to sign the Agreement.


WITNESSETH:

1.       EMPLOYMENT.
         ----------

         VISUALMED agrees to employ B.S., and B.S. agrees to be employed by VISUALMED, upon the terms and subject to the conditions of this Agreement. B.S. shall assume the duties of Vice-President Client Services, included but not limited to client training, client application software implementation, client support, and marketing support, and shall be based and perform his duties at VISUALMED's principal offices in Montreal, Quebec, Canada.


2.       TERM

         The employment of B.S. by VISUALMED as provided in Section 1 hereof shall commence on 28th day of February 2000, and in no event later than February 29, 2000 and shall be for an indeterminate term (the "Term").

3.       DUTIES; BEST EFFORTS.
         --------------------

         B.S. shall perform the duties of Vice-President Client Services, as described above, well and faithfully. B.S. shall devote all of his business time, attention, and energies to the business and affairs of VISUALMED, shall use his best efforts to advance the best interests of VISUALMED and shall not, during the Term, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. For the purposes of this Agreement, managing personal assets and taking part in not-for-profit activities or organisations shall not be deemed to be business activities.

4.       COMPENSATION

         (a) Salary. VISUALMED shall pay to B.S. a base salary at a rate of not less than Canadian One Hundred Fifty Thousand Dollars (Can$150,000.00) per annum, payable in bi-weekly installments of Can$5,769.23.

         (b) Bonus. B.S. shall be eligible for a bonus, as determined by the Board of Directors of up to twenty-five percent (25%) of his base salary per year, which shall be based on VISUALMED's attainment of certain performance goals, as fixed by the Board of Directors prior to each year of B.S.'s employment.

         (c) Salary Increase. B.S.'s salary shall increase automatically on each anniversary date of the Agreement, as determined by the Board of Directors.

         (d) Participation in Benefit Plans. B.S. shall be entitled to be reimbursed for automobile expenses, and to participate at his option in such benefits under qualified retirement plans, group health and hospitalization plans, disability and group life insurance plans, and qualified stock option plans which are at least as advantageous as those that are offered to other VISUALMED executives and key management employees.


         (e) Qualified Stock Option Plan. Within ninety (90) days from B.S.'s first date of employment as per this agreement, a Stock Option Plan will be signed between the parties. VISUALMED agrees to offer such Plan to B.S. in order for VISUALMED to attract and keep B.S. as an executive employee, and to allow B.S. to benefit from the long term growth and profitability of VISUALMED.

                  Such Plan shall contain mutually acceptable criteria and objectives for B.S. to earn options to purchase common shares of VISUALMED. The Plan shall contain, as a minimum, the following characteristics.

                  B.S. shall be granted, upon meeting the applicable criteria, at least on three (3) occasions within the first three (3) years of the Plan, provided B.S. is still employed on each date, an irrevocable option to purchase, each time, for the Option Price, a number of shares equal to:

                  an additional percentage of one half of one percent (0.5%) of the total fully diluted amount of outstanding shares, at the time when the option is granted. The period of time between each two of the occasions mentioned above shall not exceed twelve (12) months.

                  VISUALMED shall make available the appropriate resources, both
                  human  and   material, for  B.S. to   be  able  to  reach  its
                  objective.


                  The Option Price for the exercise of options shall mean the Market Value of the shares on the date of the grant of the options.

                  The Market Value of the shares shall mean the fair market value of the shares of VISUALMED as a going concern without any discount for minority interest.

                  The options may be exercised by B.S. during the sixty (60) months following the grant of each option as mentioned above, provided B.S. is still employed on such date. Should B.S. cease to be employed by VISUALMED, B.S. shall be able to exercise the options during the shortest of the two following periods:

-    thirty-six  (36) months after B.S.'s  employment has ceased;
     or
-    the remainder of the the sixty (60)  month period  stated above.

                  Notwithstanding the foregoing, however, if B.S. is terminated Without Serious Reason, as mentioned hereafter, B.S. shall be entitled immediately upon such termination, and for the next ensuing three (3) year period, to exercise any part or all of said options with respect to the stock covered by the option, whether exercisable as per the previous paragraphs or not.


                  In the event of any subdivision, change or reclassification of VISUALMED shares into a greater number of shares, at any time before the exercise of B.S.'s options to purchase shares, B.S. shall be delivered, upon the exercise of an option hereby granted, with such additional number of shares as would have resulted from such subdivision, change or reclassification had the exercise of the option been prior to the date of such subdivision, change or reclassification.

                  In the event of any further issue of VISUALMED shares, before or after the exercise of B.S.'s options to purchase shares, B.S. shall be delivered with such additional number of shares, or options, as the case may be, as necessary for B.S. to detain a number of shares which corresponds to the percentages mentioned above.


                  B.S.  shall  be able to sell the Shares  acquired  through the
                  exercise  of  the   options  described  above,   as  mentioned
                  hereafter :

- should VISUALMED have become a public company, be listed on a recognized stock exchange, through an IPO, an RTO, or other similar mechanism, then B.S. shall be able to sell the Shares on the regular market, subject to applicable laws and regulations; or

- should VISUALMED have remained a private company, B.S. shall be entitled to require, by written notice, a new company (NEWCO) to purchase and pay, within thirty (30) days, the Shares for the Market value on the date of the reception by VISUALMED of the notice. NEWCO is to be formed, within 90 days of the signature of this agreement, and owned either by those shareholders holding (as a whole) a majority of VISUALMED shares or by VISUALMED itself. VISUALMED agrees to finance NEWCO to the extent required to pay for the Shares, and to be jointly and severally liable for NEWCO's obligations as provided herein.

                  Except as otherwise specifically provided in this Agreement, the rights and obligations of B.S. and VISUALMED shall be governed by the terms and conditions of the Stock Option Plan and/or Shareholder's Agreement to be executed by the parties.

         (f) Vacation. B.S. shall be entitled to paid vacation during the Term of four (4) weeks (twenty (20) working days) per annum. In the event of a termination of B.S.'s employment for any reason other than those set forth in Section 5 (a) inclusive, B.S. (or his estate) may, at this option, take or be paid for all vacation accruing up to the date of termination. B.S. shall also be entitled to all paid holidays given by VISUALMED to its executives and key management employees.


5.       TERMINATION

         (a) VISUALMED may terminate B.S.'s employment hereunder, in the event that B.S. (i) dies during the Term, (ii) becomes disabled (as hereinafter defined) for a consecutive period of four (4) months during the Term, (iii) shall willfully fail to comply with any of the material terms of this Agreement, (iv) shall willfully fail to perform his duties hereunder, (v) shall willfully disregard policy directions from the Board of Directors of VISUALMED which are not inconsistent with the provisions of this Agreement, or (vi) for Serious Reason.

                           1. For purposes of this Agreement, B.S. shall be deemed to have become disabled when he is deemed disabled under the terms of any disability income insurance policy covering him. In the absence of such a disability policy (or if there is a conflicting definition in two (2) or more policies of disability insurance), B.S.'s inability to regularly perform his regular duties shall constitute his disability for purposes hereof.

                           2. For purposes of this Agreement and its termination, the term "Serious Reason" shall include and be limited to (i) B.S.'s fraud, misappropriation, or embezzlement, or (ii) B.S.'s conviction of a criminal act directly related to his functions at VISUALMED, or
                                    (iii)   B.S.'s   material   breach   of  the
                                    provisions   of  Section  6  or  7  of  this
                                    Agreement.

                           3. VISUALMED may only terminate B.S.'s employment for any of the reasons enumerated in 5 (a) (iii), (iv), (v) or (vi) hereinabove, by first giving B.S. a prior notice of five (5) days (or the minimal delay provided by law) during which B.S. shall have the right to remedy said situation and thereby avoid termination of the Agreement. Failure of B.S. to remedy the situation indicated in the prior notice, shall then give VISUALMED the right to terminate this Agreement.

         (b) VISUALMED shall not be permitted to terminate B.S.'s employment for any reason other than those stated in Sub-Section 5(a). Any attempt to terminate other than as provided in Sub-Section 5(a) above shall be deemed to be a termination "Without Serious Reason".

         (c) VISUALMED may terminate this agreement at its discretion Without Serious Reason, only by giving B.S. four (4) weeks prior notice of its decision to dismiss. VISUALMED may, at any time during the notice period, choose to immediately discharge B.S., but in this case B.S. shall be entitled to receive and shall be paid all amounts which he would otherwise earn during the notice period.

         (d) In the event of a termination Without Serious Reason by VISUALMED, it shall pay B.S. an amount equal to his gross base annual salary (at the time of notification of termination). All appropriate withholding as may be required by law will be deducted from the amount so calculated. The payment of said amount shall be made within seven (7) days after the last day B.S. is employed by VISUALMED. The bonus for the fiscal year in which termination takes place, if any, will be paid pro rata to the number of days worked in the fiscal year.

         (e) VISUALMED's obligation to make the aforesaid payments shall not be reduced or affected if B.S. has secured alternative employment.

         (f) In the event of a termination Without Serious Reason by VISUALMED, in addition to any amounts payable or benefits provided for pursuant to Sub-Sections 7(c) or (d) hereof, B.S. shall be entitled to receive the compensation set forth in
                  Section 4 and all his medical and health insurance benefits for one year.

         (g) B.S. shall have the right to terminate this agreement if Constructively Dismissed, by giving VISUALMED four (4) weeks prior notice of his decision to quit. B.S. shall then have the right to receive compensation according to the terms and conditions of Sub-Sections 5 (c), (d), (e)and (f) of this Agreement and his employment shall be deemed to have been terminated Without Serious Reason. For purposes of this
                  Agreement, B.S. shall be considered to have been "Constructively Dismissed" if:

i. there is a material and adverse diminution on an accumulated basis of his duties, authority, position, compensation, benefits, or title; or

ii.      VISUALMED breaches any of the material terms of this Agreement.

         (h) B.S. has the right to terminate this agreement in case a Change in Control of VISUALMED occurs, through acquisition or merger, and to receive compensation according to the terms and conditions of Section 5 of this Agreement.

6.       PROTECTION OF CONFIDENTIAL INFORMATION

         (a) B.S. acknowledges that he has been provided with information about VISUALMED, and his employment by VISUALMED will, throughout the Term, bring him into close contact with many confidential affairs of VISUALMED and its clients, including information about costs, profits, markets, equipment, customers, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods, plans for future developments and other information not readily available to the public. B.S. further acknowledges that the business of VISUALMED is conducted throughout the world, that VISUALMED competes in nearly all of its business activities with other organizations which are or could be located in nearly every part of the world and that the nature of the services, position and expertise of B.S. are such that he is capable of competing with VISUALMED from nearly every location in the world. In recognition of the foregoing, B.S. covenants and agrees:

                           i. That he will keep secret all confidential matters of VISUALMED and not disclose such matters to anyone other than VISUALMED, either during or after the Term, except with VISUALMED's prior written consent, or except as required by law or regulation;

                           ii. That he will not make use of any such confidential matter for his own purposes or the benefit of anyone other than VISUALMED; and

                           iii. That he will deliver promptly to VISUALMED on termination of this Agreement, or at any time VISUALMED may so request, all confidential memoranda, notes, records, reports and other confidential documents (and all copies thereof) relating to the business of VISUALMED, which he may then possess or have under his control.


         (b) The foregoing nondisclosure requirements shall not apply to information which now or hereafter becomes available to the public, through no fault of B.S., information which was known to B.S., as documented by his written records, prior to the effective date of this Agreement or which is legally and lawfully obtained by B.S. from a third party independent of VISUALMED. without a similar obligation of nondisclosure.

7.       RESTRICTION ON COMPETITION

         (a) In recognition of the considerations described in Section 4 and 5 hereof B.S. covenants and agrees that, during the Term and for a period of one (1) year thereafter, he will not
                  (i) enter directly into the employ of or render directly, any services to any person, firm or corporation engaged in any business or activity competitive with the business of VISUALMED, (ii) engage directly in any such business for his own account, or (iii) become interested directly in any such business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; provided, however, that (A) the provisions of clause (i) shall not be deemed to preclude B.S. from employment by a corporation, some of the activities of which are competitive with the business of VISUALMED, if B.S. does not participate directly or indirectly, in such competitive business activity, and (B) nothing contained in this Section 7 shall be deemed to prohibit B.S.from acquiring or holding, solely as an investment, publicly traded securities of any corporation so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such corporation.

         (b) In addition, for a period of one (1) year after B.S. leaves the employ of VISUALMED, B.S. shall not solicit business, accept business from, or deal with any client, customer or account of VISUALMED in connection with any business activity which is competitive with the business of VISUALMED, nor shall he solicit for employment any person who was or is an employee of VISUALMED at any time prior to or during the term of this Agreement, except for the sole and exclusive benefit of VISUALMED. This section (b) shall not prohibit any activities permitted by 7(a) above.



8.       SPECIFIC REMEDIES.
         -----------------

         If B.S. commits a breach of any of the provisions of Sections 6 or 7 hereof, such violation shall be deemed to be grounds for termination pursuant to
Section 5(a) hereof and VISUALMED shall have (i) the right to have such provisions specifically enforced by any court of competent jurisdiction, it being acknowledged and agreed that any such breach may cause irreparable injury to VISUALMED and that money damages would not constitute an adequate remedy.

9.       INDEPENDENCE, SEVERABILITY AND NON-EXCLUSIVITY.
         ----------------------------------------------

         (a) Each of the rights enumerated in Sections 6 or 7 hereof and the remedies enumerated in Section 8 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to VISUALMED, at law or in equity. Should any of the covenants contained in Sections 6 or 7, or any part of any of them, be hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant, covenants, rights or remedies which shall be given full effect without regard to the portion of the Agreement that was declared invalid or unenforceable.

         (b) The parties intend to and do hereby confer jurisdiction to enforce the covenants contained in Sections 6 or 7 and the remedies enumerated in Section 8 upon the courts of any state of the United States and any other governmental jurisdiction within the geographical scope of such covenants.

         (c) If any of the covenants contained in Sections 6 or 7 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

         (d) No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect VISUALMED's right to the relief provided in Section 8 or otherwise in the courts of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

10.      SUCCESSORS.
         ----------

         The Agreement and all rights of the parties hereunder shall inure to the benefit of, and be enforceable by, the parties' successors and heirs.

11.      NOTICES.
         -------

         All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or other similar writing) and shall be given by personal delivery, certified or registered mail, postage prepaid, or telecopy (or other similar writing) as follows:

To VISUALMED:                                       To B.S.:
         VisualMed Clinical Systems Inc.            Barry Scharf
         391 Laurier, Montreal, Quebec,             10 Malta Avenue,
         H2V 2Z6                                    Dollard Des Ormeaux, Quebec,
         Attn:  Richard Le Hir                      H9B 2J6.
         ----

or at such other address or telecopy number (or other similar number) as either party may from time-to-time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall have been deemed to be given on the date of mailing, personal delivery or telecopying or other similar means thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

12.      MODIFICATIONS.
         -------------

         No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of VISUALMED and is agreed to in writing and signed by the Chairman.

13.      WAIVERS.
         -------

         No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14.      ENTIRE AGREEMENT.
         ----------------

         This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof.

15.      GOVERNING LAW.
         -------------

         Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec, Canada (without giving effect to conflicts of law).

16.      INVALIDITY.
         ----------

         Except as otherwise specified herein, the invalidity or unenforceability of any term or terms of this Agreement shall not invalidate, make unenforceable or otherwise affect another term of this Agreement which shall remain in full force and effect.

17.      HEADINGS.
         --------

         The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

18.      LANGUAGE.
         --------

         The parties have agreed that this agreement be drafted in English. Les parties ont convenue que cette convention soit redigee en anglais.

19.      SURVIVAL.
         --------

         Sections 5 d) e) f) g) h), 6, 7, 8, 9 shall survive the termination of the Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

ATTEST:                                VISUALMED CLINICAL SYSTEMS INC.


(s) Barry Scharf                        By       (s) Richard Le Hir
------------------------------------    -----------------------------------
Barry Scharf                                      Richard LeHir
                                                  Senior Vice President & CEO